Exhibit 99.1

                   Citrix Provides Update on Nasdaq
                        Listing Qualification

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 14, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today announced that, as expected, it has received an additional Nasdaq Staff Determination notice stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with Nasdaq for continued listing. As anticipated, the letter was issued in accordance with Nasdaq's procedures as a result of the delayed filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

    As previously disclosed, Nasdaq initially informed the Company on March 15, 2007 that its securities would be delisted due to the Company's delay in filing its Annual Report on Form 10-K for the year ended December 31, 2006 unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel and presented a plan for compliance with Nasdaq's listing requirements. The Company is awaiting the Panel's decision and intends to supplement its pending request to address the delayed filing of the first quarter Form 10-Q. Pending a decision by the Nasdaq Listing Qualifications Panel, the Company's shares will continue to be listed on the Nasdaq Global Select Market.

    As previously disclosed, the Company is in the process of completing its voluntary, independent review of its historical stock option granting practices and related accounting. The Company intends to file its annual and quarterly reports as soon as practicable after completion of that review.

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 180,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The forward-looking statements in this release do not constitute promises or guarantees of future performance, but involve a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially from such statements include, but are not limited to, the continued listing of the Company's common stock on the Nasdaq Global Select Market, regulatory review of the Company's continued listing, the ongoing status of the Audit Committee's review of the Company's stock option granting practices, review by the Company's independent outside auditors and possible regulatory review of the financial accounting determinations ultimately made by the Company with respect to the measurement dates used for stock option grants issued by the Company, and the preliminary nature of the information contained in this press release, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. In addition, the review by the Nasdaq Listing Qualification Panel and its possible conclusions may adversely affect the Company. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Citrix(R) is a registered trademark of Citrix Systems, Inc. in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             For media inquiries, contact:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             For investor inquiries, contact:
             Eduardo Fleites, 954-229-5758
             eduardo.fleites@citrix.com